Exhibit 10.5

MEMORANDUM OF UNDERSTANDING BETWEEN HAYDOM LUTHERAN HOSPITAL, TANZANIA AND AFYA SASA TANZANIA This is Memorandum of Understanding, (MOU) entered into this 1 st day of February 2023 , between Haydom Lutheran Hospital (HLH), Haydom Tanzania and Afya S a sa Tanzania , (AST) Ltd, a private company established in the Republic of Tanzania . The parties seek a collaboration to institute and establish an Artificial Intelligence based Virtual Health System at Haydom Lutheran Hospital (HLH) . I. PREAMBLE and GOALS WHEREAS, HLH has a high - level objective of “Reducing the Burden of Disease, Poverty Alleviation, Building and Maintaining Institutional Capacity of both HLH and its Partners, and Improved Collaboration with Like Minded Institutions . ” WHEREAS, HLH is committed to introducing innovative technology, to achieve its objective by expanding access to necessary medical care for Tanzanians, making the existing medical facilities and clinicians more efficient and enhancing quality of care and testing and diagnostic capabilities . WHEREAS, AST has a high - level objective of “Bridging the gap in health care access and quality by leveraging advanced technology and partnering with strong health care institutions who are equally committed to delivering high quality, efficient health services . ” Whereas, AST has an artificial intelligence (AI) based virtual health system and seeks to assist HLH in expanding medical care to patients

2 in the Manyara Region and its catchment area, while assisting HLH attain greater efficiency in the utilization of human and capital resources. NOW THEREFORE, the parties enter the following understanding to advance their mutual goals: II. ROLES AND RESPONSIBILITIES 1. HLH and AST will review IT equipment and systems, document existing clinical workflow and processes, and analyze existing data related to clients served and efficiency and quality of existing services . 2. HLH and AST will jointly introduce the use of AST and begin implementation and integration of the AST AI Virtual Health Platform . 3. HLH and AST will implement a clinical pilot in a mutually selected OPD clinic within 30 days of completing the initial review above . 4. HLH will provide access to HLH’s IT personnel, clinicians and administrators to participate in interviews, stakeholder discussions and process design . 5. HLH will assign HLH project leaders who will participate in systems and processes review . 6. AST will provide systems analysis personnel to do on site assessments and document current status at AST’s own costs . HLH will provide office or work space without cost for AST personnel and accommodation will be paid by AST . 7. HLH will provide access to existing health information systems and their documentation including electronic medical records (EMR), lab, administrative and financial systems and other systems as needed for joint teams to gather required information to plan and implement integration of systems for seamless flow of clients and client information across interoperable systems .

3 8. HLH will be responsible for ensuring nurses, clinicians and other personnel are available to receive training where necessary to make use of systems to deliver services. HLH and AST will work collaboratively to minimize training costs including allowances for training activities. 9. HLH and AST concur there is no expectation that existing hospital staff will receive extra duty allowances when delivering hospital services with the assistance of new systems or processes. 10. AST personnel will be responsible for preparing training materials and delivering training and/or mentoring and supporting personnel to make full use of system functions. 11. HLH will select a Doctor and a Nurse to coordinate implementation of AST AI and AST will offer them training to build expertise and competence. 12. AST will provide staff to fulfill its roles and responsibilities at its own cost. 13. AST may engage existing HLH staff to carry out extra duties that are the responsibility of AST with the approval of HLH management provided the engagement does not interfere or overlap with their existing HLH roles and responsibilities . One of the objectives of the AST vision and systems is to provide clinical personnel with opportunities to earn additional income outside of their ongoing obligations to contribute to improved retention in remote or rural settings . 14. HLH will provide existing IT personnel cooperation as needed to fulfill the goals of this MOU . 15. In cases where additional physicians, surgeons, nurses, and other clinical and non - clinical personnel are required to implement the project, AST and HLH will mutually agree upon the appointing personnel according to established roles and responsibilities .

4 II. DATA SHARING, DATA SECURITY AND PROTECTIONS 16. AST and HLH are jointly committed to the highest levels of data security to protect personal identifying and medical information . Data sharing across platforms will be based on confirmed permission from clients . 17. AST will work in collaboration with HLH to access and analyze existing data to evaluate existing quality improvement and assessment including hospital processes, efficiency and quality of care . Data accessed will be de - identified client level data with no access to personal identifying information . No client level patient data will be published or released to third parties without the written approval of HLH . De - identified aggregate data may be used by AST for informational purposes . 18. With client permission, HLH and AST will mutually share collected client level data to support individual quality of care by clinicians providing service or to improve efficiency and quality of automated artificial intelligence based diagnostic recommendations . 19. Financial data including data related to cost and revenue of different services will be mutually shared in order to improve the effectiveness of the AST AI Virtual Health Program and HLH services . AST and HLH will work together to define specific data variables and formats for sharing and access to data will be managed by each organizations own staff . Steps will be taken to ensure confidential data and personal identifying information is protected . 20. HLH will retain ownership and responsibility for all client level data stored in HLH systems . AST will obtain client permission to store client level data within AST systems and will ensure all data is stored in a secure manner compliant with MOHSW guidelines, Tanzanian law and international best practice .

5 VI. COST and FEES 21. A Technical Use Fee (TUF) will be charged to HLH clients using AST systems . This will be to cover costs only and will not include a profit margin . 22. AST will provide tablets and peripherals for clients to use the client portal and other equipment needed during the pilot phase . Provision of equipment as the system is scaled will be determined later according to cost and revenue agreements . VI. RELEASE AND MUTUAL INDEMNIFICATION 23 . The HLH and AST agree that AST and HLH, its participants, agents and volunteers, and any and all persons and organizations cooperating in furtherance of this MOU will be held harmless from any and all claims arising out of its projects, activities, any goods, equipment or supplies, and any and all undertakings including those developed in subsequent Project Work plans, which may arise out of the services, equipment, supplies, training and any and all activities undertaken pursuant to this MOU and/or subsequent Project Work plans . VII. AMENDMENTS 24 . This Agreement will begin on the date it is signed by the authorized representatives of the parties and continue in full force and effect until such time as either party desires to terminate it, which may be done on 180 days written notice to the other party ; upon which all activities will be wound up . This MOU and any Project Work plan entered into pursuant to it, may be amended by the written mutual consent of the parties .

25. Further modifications and expansion of this MOU as necessary will be by Addendums to this MOU and signed by HLH and AST. DATE Mr. Sriyanjit Perera, Managing Director Afya Sasa Tanzania Signing for Haydom Lutheran Hospital Dr. Paschal Francis Mdoe (MD, MMed Ph. D.) Managing Medical Director of Haydom Lutheran Hospital, Tanzania DATE VIII. AUTHORIZATIONS For all matters involved in implementing this MOU, the Project Work Plans and Budgets entered into hereunder, the Director of HLH and AST or their agents have authority to act for each party. SIGNED on this 2 nd day of February, 2023, Signing for Afya Sasa Tanzania February 2nd, 2023 3rd February 2023 6